EXHIBIT 25.04

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2) [    ]

BNY MIDWEST TRUST COMPANY

(formerly known as CTC Illinois Trust Company)

(Exact name of trustee as specified in its charter)

Illinois (State of incorporation if not a U.S. national bank)	36-3800435 (I.R.S. employer identification no.)

2 North LaSalle Street Suite 1020 Chicago, Illinois (Address of principal executive offices)	60602 (Zip code)

SOUTHWEST GAS CORPORATION

(Exact name of obligor as specified in its charter)

California	88-0085720
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

5241 Spring Mountain Road P.O. Box 98510 Las Vegas, Nevada	89193
(Address of principal executive offices)	(Zip code)

Trust Debt Securities, Series IV

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Office of Banks & Trust Companies of the State of Illinois	500 E. Monroe Street Springfield, Illinois 62701-1532

Federal Reserve Bank of Chicago	230 S. LaSalle Street Chicago, Illinois 60603

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of Articles of Incorporation of BNY Midwest Trust Company (formerly CTC Illinois Trust Company, formerly Continental Trust Company) as now in effect. (Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-47688.)

2,3.	A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-47688.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with the Registration Statement No. 333-47688.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with the Registration Statement No. 333-47688.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 20th day of June, 2003.

BNY Midwest Trust Company

By:	/S/ DANIEL DONOVAN

Name: DANIEL DONOVAN Title: ASSISTANT VICE PRESIDENT

EXHIBIT 7

OFFICE OF BANKS AND REAL ESTATE

BUREAU OF BANKS AND TRUST COMPANIES

CONSOLIDATED REPORT OF CONDITION

OF

BNY Midwest Trust Company

209 West Jackson Boulevard

Suite 700

Chicago, Illinois 60606

Including the institution’s domestic and foreign subsidiaries completed as of the close of business on March 31, 2003, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.

	ASSETS	THOUSANDS OF DOLLARS

1.	Cash and Due from Depository Institutions	24,268

2.	U.S. Treasury Securities	- 0 -

3.	Obligations of States and Political Subdivisions	- 0 -

4.	Other Bonds, Notes and Debentures	- 0 -

5.	Corporate Stock	- 0 -

6.	Trust Company Premises, Furniture, Fixtures and Other Assets Representing Trust Company Premises	878

7.	Leases and Lease Financing Receivables	- 0 -

8.	Accounts Receivable	3,692

9.	Other Assets (Itemize amounts greater than 15% of Line 9) Goodwill and Intangibles 86,813	86,911

10.	TOTAL ASSETS

OFFICE OF BANKS AND REAL ESTATE

BUREAU OF BANKS AND TRUST COMPANIES

CONSOLIDATED REPORT OF CONDITION

OF

BNY Midwest Trust Company

209 West Jackson Boulevard

Suite 700

Chicago, Illinois 60606

	LIABILITIES	THOUSANDS OF DOLLARS

11.	Accounts Payable	- 0 -

12.	Taxes Payable	- 0 -

13.	Other Liabilities for Borrowed Money	25,425

14.	Other Liabilities (Itemize amounts greater than 15% of Line 9)	- 0 -

	Reserve for Taxes 3,991 Taxes Due to Parent Company 2,934	7,199

15.	TOTAL LIABILITIES	32,624

	EQUITY CAPITAL

16.	Preferred Stock	- 0 -

17.	Common Stock	2,000

18.	Surplus	62,130

19.	Reserve for Operating Expenses	- 0 -

20.	Retained Earnings (Loss)	18,995

21.	TOTAL EQUITY CAPITAL	83,125

22.	TOTAL LIABILITIES AND EQUITY CAPITAL	115,749

I,	Keith A. Mica, Vice President

(Name and Title of Officer Authorized to Sign Report)

of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

/s/ Keith A. Mica
(Signature of Officer Authorized to Sign Report)

Sworn to and subscribed before me this 30th day of April, 2003

My Commission expires May 15, 2007.

/s/ Joseph A. Giacobino, Notary Public

(Notary Seal)

Person to whom Supervisory Staff should direct questions concerning this report.

Christine Anderson (212) 503-4204

Christine Anderson	(212) 503-4204
Name	Telephone Number (Extension)